SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K




                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                August 24, 1995
Date of Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                       (Date of earliest event reported)


                        CHRYSLER FINANCIAL CORPORATION
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            (Exact name of registrant as specified in its charter)


State of Michigan                    1-5966                        38-0961430
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(State or other jurisdiction      (Commission              (IRS Employer
 of incorporation)                  File No.)             Identification No.)


                27777 Franklin Rd., Southfield, Michigan 48034
                . . . . . . . . . . . . . . . . . . . . . . . .
                   (Address of principal executive offices)


                                                                (810) 948-3060
Registrants' telephone number, including area code . . . . . . . . . . . . . .


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Item 5. Other Events.

        On August 24, 1995, Chrysler Financial Corporation ("CFC") successfully concluded the consent solicitations from the holders of its 13-1/4% Notes due October 15, 1999 and 12-3/4% Notes due November 1, 1999, that it had commenced on August 3, 1995. CFC received the requisite consents from the holders of the outstanding Notes to allow it to eliminate a covenant contained in the Indenture, dated June 15, 1984 (the "Indenture"), pursuant to which the Notes were issued which, among other matters, limited the amount of senior debt that CFC could have outstanding to a stipulated percentage of a defined "capital base". CFC and United States Trust Company of New York, as successor Trustee, entered into a Third Supplemental Indenture, dated as of August 24, 1995, to the Indenture to effect the amendment. A copy of this Third Supplemental Indenture is filed herewith in connection with CFC's Registration Statement on Form S-3 (File No. 2-91792).


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this Report:

        (a)    Not applicable;
        (b)    Not applicable;
        (c)    Exhibits to Registration Statement on Form S-3
               (File No. 2-91792):

               4-K Third Supplemental Indenture, dated as of August 24, 1995, between Chrysler Financial Corporation and United States Trust Company of New York, successor Trustee, to the Indenture dated as of June 15, 1984 with respect to Senior Debt Securities of Chrysler Financial Corporation.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CHRYSLER FINANCIAL CORPORATION


                                             By: /s/ Robert A. Link
                                                 ------------------
                                                 Robert A. Link
                                                 Secretary

Date:  August 28, 1995





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                                 EXHIBIT INDEX

Exhibit
  No.                 Description of Exhibit
-------               ----------------------

4-K Third Supplemental Indenture, dated as of August 24, 1995, between Chrysler Financial Corporation and United States Trust Company of New York, successor Trustee, to the Indenture dated as of June 15, 1984 with respect to Senior Debt Securities of Chrysler Financial Corporation.